Exhibit (r)

                       BLUE ROCK MARKET NEUTRAL FUND, LLC
                            BLUE ROCK ADVISORS, INC.

                                 CODE OF ETHICS
                                (______ __, 2004)


SECTION I     STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

        This Code of Ethics (the "Code") has been approved by the Board of Managers of Blue Rock Market Neutral Fund, LLC (the "Fund"), including a majority of the managers who are not "interested persons" of the Fund ("Independent Managers"), as defined by the Investment Company Act of 1940 (the "1940 Act"). The Code has been adopted by the Fund and Blue Rock Advisors, Inc. (the "Adviser"), in compliance with Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

        The Code is based on the principle that the members and officers of the Fund, and the personnel of the Adviser who provide services to the Fund, owe a fiduciary duty to the Fund to conduct their personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of their relationship with the Fund. All such members, officers and personnel of the Fund, and the Adviser ("Fund Employees") are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

        Technical compliance with the Code will not automatically insulate any Fund Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Fund. Accordingly, all Fund Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Fund and its shareholders. In sum, all Fund Employees shall place the interests of the Fund before their own personal interests.

        Every Fund Employee must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

        The Fund and the Adviser shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

SECTION II     DEFINITIONS

        (A) "Access Person" means any member, director, manager, general partner, member, officer, or Advisory Person (as defined below) of the Fund or of the Adviser who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendations to the Fund regarding the purchase or sale of Securities.

        (B) An "Advisory Person" of the Fund or of the Adviser means: (i) any employee of the Fund or the Adviser, or of any company in a control relationship to the Fund or the Adviser, who in connection with his or her regular functions or duties makes, participates in, or obtains current information regarding the purchase or sale of any Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of any Security.

        (C) "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a Fund; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

        (D) "Compliance   Officer"  means  [Robert  W.  Fullerton],   the  chief
            compliance officer of the Adviser or, in his absence, the Chief Financial Officer of the Adviser.

        (E) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "Investment Company Act").

        (F) "Covered Security" means any Security (as defined below) other than a Security that is: (i) a direct obligation of the Government of the United States; (ii) a bankers acceptance, certificate of deposit, commercial paper, or high quality short-term debt security, including a repurchase agreement; or (iii) shares of open-end investment companies (other than shares of the Fund) registered under the 1940 Act.

        (G) "Independent Manager" means a manager of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

        (H) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

        (I) "Investment Personnel" means: (i) any employee of the Fund or the Adviser (or of any company controlling, controlled by or under common control with the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (ii) any natural person who controls the Fund or the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Fund.

        (J) "Limited Offering" means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to
            Section 4(2) or Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

        (K) "Municipal Security" has the meaning set forth in section 3(a)(29) under the Securities and Exchange Act of 1934, and for purposes of this Code shall be deemed to include, but not be limited to, securities which are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States.

        (L) "Principal" means Robert W. Fullerton and Mark F. Steen.

        (M) "Security" includes all stock, interests in a private investment fund, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security. References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, "Derivatives"). Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

        (N) A  Security  is  "being  considered  for  purchase  or sale"  when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

        (O) "Fund Employee" means any person who is a member, director, manager, officer or employee of the Fund or the Adviser.

SECTION III     OBJECTIVE AND GENERAL PROHIBITIONS

        Although certain provisions of this Code apply only to Access Persons, all Fund Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code. Therefore, a Fund Employee may not engage in any investment transaction under circumstances where the Fund Employee benefits from or interferes with the purchase or sale of investments by the Fund. In addition, Fund Employees may not use information concerning the investments or investment intentions of the Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund. Disclosure by a Fund Employee of such information to any person outside of the course or scope of the responsibilities of the Fund Employee to the Fund or the Adviser will be deemed to be a violation of this prohibition.

        Fund Employees may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Fund. In this regard, Fund Employees should recognize that Rule 17j-1 makes it unlawful for any affiliated person of the Fund or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

               (i)  employ any device, scheme or artifice to defraud the Fund;

               (ii) make any untrue  statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              (iii) engage in any act,  practice,  or course of  business  which operates or would operate as a fraud or deceit upon the Fund; or

               (iv) engage in any  manipulative  practice  with  respect  to the
                    Fund.

        Fund Employees should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX below; or (2) the imposition administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV     PROHIBITED TRANSACTIONS(2)

        (A) Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Fund the information described in Section VI of this Code.

        (B) An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) the Fund has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (2) the Adviser has within the last 15 calendar days considered purchasing or selling the Security for the Fund or is considering purchasing or selling the Security for the Fund or within the next 15 calendar days is going to consider purchasing or selling the Security for the Fund;

            unless such Access Person:

               (i)  obtains   pre-clearance  of  such  transaction  pursuant  to
                    Section V; and

               (ii) reports to the Fund the information  described in Section VI of this Code.

                    FOR PURPOSES OF ADMINISTERING THIS CODE, ACCESS PERSONS WHO ARE ADVISORY PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THE FUND'S TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE. ACCORDINGLY, ALL ADVISORY PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV (B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV (C) BELOW APPLIES.

                    BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE FUND ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE
                    ADVISER, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE ADVISER WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE FUND'S TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS. ACCORDINGLY, ACCESS PERSONS WHO ARE INDEPENDENT MANAGERS SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN (B) ABOVE.

        (C)     The prohibitions of this Section IV do not apply to:

                (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program
                     ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                (2) Purchases and sales/redemptions of shares of registered, open-end mutual funds;

                (3)  Bank certificates of deposit and bankers' acceptances;

                (4)  Commercial   paper  and  high  quality   debt   instruments
                     (including repurchase agreements) with a stated maturity of 12 months or less;

                (5)  U.S. Treasury obligations;

                (6)  Municipal Securities;

                (7) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

                (8)  Transactions in exchange traded futures contracts;

                (9) Involuntary (I.E., non-volitional) purchases, sales and transfers of Securities;

                (10) Transactions  in an account  over  which the Access  Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary;

                (11) Transactions   in   Securities  of  a  type  that  are  not
                     permissible investments for the Fund.

SECTION V     PRE-CLEARANCE PROCEDURES

        (A)     OBTAINING PRE-CLEARANCE.

                    Pre-clearance  of  a  personal  transaction  in  a  Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions. Each of these persons is referred to in this Code as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

        (B)     TIME OF CLEARANCE.

                (1) An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments. Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

                (2) Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; PROVIDED, HOWEVER, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

        (C)     FORM.

                    Pre-clearance  must be obtained in writing by completing and signing the form provided for that purpose by the Fund, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer. The form is attached as Schedule A. If the Access Person is an Advisory Person and is requesting approval to purchase or sell shares of the Fund, a Security that is owned by the Fund or is purchasing a Security that is a permissible investment for the Fund, but has not purchased such Security for the Fund, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought.

        (D)     FILING.

                    Copies  of  all  completed  pre-clearance  forms,  with  the
                required  signatures,   shall  be  retained  by  the  Compliance
                Officer.

        (E)     FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

                    A Clearing  Officer may refuse to grant  pre-clearance  of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                (1) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

                (2) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund; and

                (3) Whether the transaction is likely to adversely affect the Fund.

        (F)     MONITORING OF PERSONAL TRANSACTIONS AFTER PRE-CLEARANCE.

                           After pre-clearance is given to an Access Person, the
                  Compliance Officer shall periodically monitor each Access Person's transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI        CERTIFICATIONS AND REPORTS BY ACCESS PERSONS(3)

        (A)     Initial Certifications and Initial Holdings Reports

                (1) Within ten (10) days after a person becomes an Access Person, except as provided in Section VI (D), such person shall complete and submit to the Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C.

        (B)     Quarterly Transaction Reports

                (1) Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions in Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership, except that the report need not set forth information regarding the following types of transactions:

                     (a)  Purchases   and   sales/redemptions   of   shares   of
                          registered, open-end mutual funds;

                     (b)  Bank certificates of deposit and bankers' acceptances;

                     (c)  Commercial  paper and high  quality  debt  instruments
                          (including   repurchase   agreements)  with  a  stated
                          maturity of 12 months or less;

                     (d)  U.S. Treasury obligations; and

                     (e) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Compliance Officer to the contrary.

                     Such report is hereinafter called a "Quarterly Transaction Report."

                (2)  Except  as   provided   in  Section  VI  (D),  a  Quarterly
                     Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

                     (a) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

                     (b)  Title,  number of shares or  principal  amount of each
                          Covered   Security   and  the   price  at  which   the
                          transaction was effected; and

                     (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                     (d) A copy of the confirmation statement issued for the transaction attached to the Quarterly Transaction Report.

                (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

         (C)      Annual Certifications and Annual Holdings Reports

                (1)  Annually, by January 30 of each year, except as provided in
                     Section VI (D), each Access Person shall complete and submit to the Compliance Officer an Annual Certification and Holdings Report on the form attached as Schedule D.

         (D)      Exceptions from Reporting Requirements

                (1) Notwithstanding the quarterly reporting requirement set forth in Section VI (B), an Independent Manager is not required to file a Quarterly Transaction Report unless he or she was actually aware of the Fund's trading activity at any time during the fifteen day period immediately preceding or after such Independent Manager engaged in a Securities transaction.

                (2) Independent Managers are not required to file Initial Holdings Reports or Annual Holdings Reports.

                (3) In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer to be sent duplicate confirmations and statements for all accounts through which transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected. However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent. Access Persons who are associated persons of the Adviser and who provide duplicate confirmations and statements for their accounts to the Adviser will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder. The Adviser shall deliver such confirmations and statements or analysis thereof to permit the Compliance Officer to ascertain compliance with this Code. Any Access Person relying on this Section VI(D)(3) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

        (E) It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI. Any effort by the Fund or by the Adviser to facilitate the reporting process does not change or alter that responsibility.

SECTION VII     ADDITIONAL PROHIBITIONS

        (A)     CONFIDENTIALITY OF FUND TRANSACTIONS.

                Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the Securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Fund Employees and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the members of the Fund.

        (B)     OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS.

                Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Fund. Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Fund. Access Persons who are members, officers or employees of the Adviser may not serve as a director of any public or private company, except with the prior approval of the Compliance Officer, and all directorships held by such Access Persons shall be reported to the Compliance Officer.

        (C)     GRATUITIES.

                Fund Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION VIII    CERTIFICATION BY ACCESS PERSONS

        The certifications of each Access Person required to be made pursuant to
Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.

SECTION IX     SANCTIONS

        Any violation of this Code shall be subject to the imposition of such sanctions by the Fund as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. The sanctions to be imposed shall be determined by the Board of Managers, including a majority of the Independent Managers; provided, however, that with respect to violations by personnel of the Adviser (or of a company which controls the Adviser), the sanctions to be imposed shall be determined by the Adviser (or the controlling person thereof), as applicable. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

SECTION X     ADMINISTRATION AND CONSTRUCTION

        (A)   The   administration   of  this  Code   shall  be  the
              responsibility of the Compliance Officer.

        (B)   The duties of the Compliance Officer are as follows:

              (1) Continuous maintenance of current lists of the names of all Fund Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person;

              (2) On an annual basis, providing each Fund Employee with a copy of this Code and informing such persons of their duties and obligations hereunder;

              (3) Obtaining the certifications and reports required to be submitted by Access Persons under this Code (except that the Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Managers in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons;

              (4) Maintaining or supervising the maintenance of all records and reports required by this Code;

              (5) Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Fund;

              (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

              (7) Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Managers of the Fund; and

              (8) Submission of a quarterly report to the Board of Managers containing a description of: any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code.

        (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

              (1) A copy of this Code and any other codes of ethics adopted pursuant to Rule 17j-1 by the Fund and the Adviser for a period of five (5) years;

              (2) A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five
                   (5) years following the end of the fiscal year of the Fund in which the violation occurred;

              (3) A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, for a period of not less than five
                   (5) years from the end of the fiscal year of the Fund in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible; and

              (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 and this Code or any other code specified in
                   (C)(1) above, or who are or were responsible for reviewing such reports.

              (5) A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval was granted.

         (D) Review of Code by Board of Managers

              (1) On an annual basis, and at such other time as deemed to be necessary or appropriate by the members, the members shall review operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

              (2) In connection with the annual review of the Code by the Members, the Fund and the Adviser shall each provide to the Board of Managers, and the Board of Managers shall consider, a written report (which may be a joint report on behalf of the Fund and the Adviser) that:

                     (a) Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

                     (b) Certifies that the Fund and the Adviser have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

        (E) This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Managers within six months after such amendment or modification. In connection with any such amendment or modification, the Fund and the Adviser shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

        This Code was approved by the Board of Managers of the Fund at a meeting held on _______, 2004.

                                   SCHEDULE A

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                            BLUE ROCK ADVISORS, INC.

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

                  I hereby request permission to effect a transaction in Securities in which I have or will acquire direct or indirect Beneficial Ownership.

                           PURCHASES AND ACQUISITIONS


                                                                                                    Name of
                                                                                                    Individual and
                                                            Current Market                          Firm that
                  No. of Shares or                          Price Per Share or                      Recommended the
Date              Principal Amount     Name of Security     Unit                 Account            Securities








                          SALES AND OTHER DISPOSITIONS

Date              No. of Shares or   Name of Security        Current Market Price Per       Account
                  Principal Amount                           Share or Unit







[  ]    (check if applicable) If I am an "Advisory Person" of the Fund, I have noted (by means of an asterisk) those  Securities  noted above which are owned by the Fund, as well as the name of the  individual  and firm that recommended the Securities.  If I am "Investment  Personnel"  requesting permission to purchase  Securities  that are not presently  owned by the
        Fund,  I have  included a statement  as to why such  Securities  are not being purchased for the Fund or being considered by the Fund.

Date:  ----------------------                        Signature:
                                                                ------------------------------------------

                                                     Print Name:
                                                                 -----------------------------------------

Permission Granted                                   Permission Denied
                  ------                                               ------

Date and Time:   ------------------                  Signature:
                                                                ------------------------------------------
                                                                         (Clearing Officer)


                                   SCHEDULE B

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                            BLUE ROCK ADVISORS, INC.

                          QUARTERLY TRANSACTION REPORT

        The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of the calendar quarter together with the confirmation statement issued for each transaction listed on the report. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS


                  No. of Shares                                Purchase Price
                  or Principal                                 Per Share or
                  Amount                                       Unit                           Executing Broker
Date                                Name of Security                            Account









                          SALES AND OTHER DISPOSITIONS


                  No. of Shares
                  or Principal                                 Sale Price Per
                  Amount                                       Share or Unit                 Executing Broker
Date                                Name of Security                            Account









Date Completed:  _______________                     Signature:_________________________________

                                                     Print Name:________________________________

w

                                 SCHEDULE C

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                            BLUE ROCK ADVISORS, INC.

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND INITIAL HOLDINGS REPORT

        I have read and I understand the Code of Ethics of Blue Rock Market Neutral Fund, LLC and Blue Rock Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

        I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial
Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Initial Holdings Report.* Use reverse side if additional space is needed.


TITLE OF COVERED SECURITY                                   NUMBER OF SHARES           PRINCIPAL AMOUNT








NAME OF EACH BROKER, DEALER OR BANK:








Date Completed:                                         Print Name:
                 --------------------------------                    ----------------------------------------------

                                                        Signature:
                                                                    -----------------------------------------------

*Does not apply to Independent Managers.


                                   SCHEDULE D

                       BLUE ROCK MARKET NEUTRAL FUND, LLC

                            BLUE ROCK ADVISORS, INC.

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           AND ANNUAL HOLDINGS REPORT

        I have read and I understand the Code of Ethics of Blue Rock Market Neutral Fund, LLC and Blue Rock Advisors, Inc. (the "Code"). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

        I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have submitted to the Compliance Officer or in confirmations and statements for each account through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Compliance Officer.

        I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Annual Holdings Report.* Use reverse side if additional space is needed.


TITLE OF COVERED SECURITY                                   NUMBER OF SHARES           PRINCIPAL AMOUNT







NAME OF EACH BROKER, DEALER OR BANK:




Date Completed:                                         Print Name:
                 --------------------------------                    ----------------------------------------------


                                                        Signature:
                                                                    -----------------------------------------------
*Does not apply to Independent Managers.


                       BLUE ROCK MARKET NEUTRAL FUND, LLC
                            BLUE ROCK ADVISORS, INC.


                        ACKNOWLEDGMENT OF CODE OF ETHICS

   (TO BE COMPLETED UPON EMPLOYMENT BY EACH AFFILIATED PERSON OF THE ADVISER.)

        YOU MUST REVIEW THE ADVISER'S CODE OF ETHICS BEFORE COMPLETING THIS ACKNOWLEDGMENT. TERMS DEFINED IN THE CODE OF ETHICS HAVE THE SAME MEANINGS IN THIS ACKNOWLEDGMENT. YOU MUST GIVE THIS ACKNOWLEDGMENT DIRECTLY TO THE CHIEF COMPLIANCE OFFICER.

        I REPRESENT AND CERTIFY THAT I HAVE READ AND UNDERSTAND THE CODE OF ETHICS AND UNDERSTAND THAT I AM SUBJECT TO THE CODE.

        PLEASE DIRECT QUESTIONS REGARDING THE COMPLETION OF THIS ACKNOWLEDGMENT TO THE CHIEF COMPLIANCE OFFICER.


                                             ----------------------------------
                                             Name of Affiliated Person


Dated:  _____________________, _______       ----------------------------------
                                             Signature of Affiliated Person

--------

1 Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person's compensation arrangement with the Adviser or any affiliate of the Adviser under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person's compensation.

2 The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

3 The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.